UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 24, 2024

Scholar Rock Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 23, 2024, Scholar Rock Holding Corporation (the “Company”) presented new data from its preclinical study of SRK-439 in combination with GLP-1 receptor agonist (“GLP1-RA”) in an oral presentation during the American Diabetes Association (“ADA”) 84th Scientific Sessions.

A copy of the press release relating to the ADA presentation is attached hereto as Exhibit 99.1 and a copy of the ADA presentation slides are attached hereto as Exhibit 99.2.

The information in this report furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2 of this report.

Item 8.01. Other Events.

On June 23, 2024, the Company presented new data from its preclinical study of SRK-439 in combination with GLP-1RAs. The preclinical study tested a murine equivalent of SRK-439 in a diet-induced obesity (“DIO”) mouse model. Mice were given either a high-fat diet plus semaglutide (0.04 mg/kg, daily) and an IgG control antibody (weekly, 10 mg/kg), or a high-fat diet plus semaglutide (0.04 mg/kg, daily) in combination with weekly injections of SRK-439 (10 mg/kg). Following four weeks of treatment, semaglutide was withdrawn from both treatment groups and mice remained on either the IgG control antibody weekly or on SRK-439. Treatment continued for another four weeks, for a total of eight weeks in the study. Quantitative nuclear magnetic resonance (“qNMR”) was used to analyze change in lean mass at two weeks and again at four weeks of semaglutide treatment, and every two weeks after that until the end of the subsequent four-week withdrawal period.

The group that received SRK-439 maintained more favorable body composition than the group receiving IgG antibody. Key findings supporting the potential for SRK-439 in advancing healthier weight management include:

●	Administration with SRK-439 attenuated the loss of lean mass during semaglutide treatment and significantly increased lean mass after semaglutide discontinuation as compared to IgG control;
●	SRK-439 administration also attenuated the fat mass rebound after semaglutide discontinuation as compared to that in IgG control + semaglutide mice; and
●	Body composition, i.e. proportion of lean mass or fat mass to total body weight, was more favorable in mice receiving SRK-439 as compared to IgG control: Mice administered SRK-439 had higher relative lean mass (65.8%) and lower relative fat mass (18.0%) at the end of the withdrawal period compared to IgG control (57.1% lean mass and 28.7% fat mass).

Shown below are results for body composition at baseline (6 days before semaglutide treatment), the end of semaglutide treatment (at 4 weeks), and at the end of the semaglutide withdrawal period (at 8 weeks):

Endpoint (units)	IgG control + semaglutide	SRK-439 + semaglutide	P value
Absolute lean mass (g) at baseline	24.8	25.5	n.s.
Absolute lean mass (g) at 4 weeks	22.3	26.4	P<0.001
Absolute lean mass (g) at 8 weeks	25.1	29.4	P<0.0001
Absolute fat mass (g) at baseline	11.8	10.3	n.s.
Absolute fat mass (g) at 4 weeks	5.9	3.8	n.s.
Absolute fat mass (g) at 8 weeks	12.7	8.3	n.s.
Relative lean mass (%) at 8 weeks	57.1%	65.8%	P<0.001
Relative fat mass (%) at 8 weeks	28.7%	18.0%	P<0.01

Additionally, the Company announced that the first participants were dosed in the Phase 2 EMBRAZE proof-of-concept trial, designed to assess the safety and efficacy of apitegromab, an investigational, highly selective myostatin inhibitor, to preserve lean muscle mass in individuals living with obesity and on background therapy of a GLP-1 RA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on June 24, 2024, furnished hereto.
99.2	Presentation Slides, furnished hereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: June 24, 2024	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary